Exhibit 99.1

Tower Automotive, Inc.	Contacts:
27175 Haggerty Road	Financial: Tom Kerns (248) 675-6359
Novi, Michigan 48377	Media: Sharon Wenzl (248) 675-6253

FOR IMMEDIATE RELEASE

Tower Automotive Reports Third Quarter 2004 Results

     NOVI, Mich., October 28, 2004 — Tower Automotive, Inc. (NYSE: TWR) today announced financial results for the third quarter and nine months ended September 30, 2004, and provided fourth-quarter earnings guidance.

     Third-Quarter Results:

•	Revenues of $722 million

•	$145 million in cash and cash equivalents at quarter-end

•	New business launches on track

•	Launch costs beginning to decline as programs reach full ramp

     Tower Automotive’s 2004 third quarter revenues increased to $722 million from $623 million in the 2003 third quarter. The company reported that its net loss for the 2004 third quarter narrowed to $20.2 million, or $0.35 per diluted share, versus a net loss of $105.9 million, or $1.87 per diluted share, for the year-ago period.

     “Our focus on operational excellence and expense control helped us through a challenging quarter, despite continued high steel costs and reductions in production volumes on our key North American platforms,” said Kathleen Ligocki, president and chief executive officer of Tower Automotive. “While program launch costs were higher than planned for the quarter, our launches remain on schedule and we continue to meet all customer quality commitments.”

     Earnings in the 2004 third quarter were benefited by approximately $3.8 million, or $0.06 per diluted share, by certain items net of tax, including: mark-to-market income related to the company’s senior convertible debentures of $5.1 million offset by restructuring expenses $1.3 million. Earnings in the 2003 third quarter were reduced by approximately $88.1 million, or $1.56 per diluted share, by certain items net of tax, including restructuring charges of $87.3 million and other expense items totaling $0.8 million.

     For the nine months ended September 30, 2004, revenues reached $2.3 billion compared to $2.1 billion in the prior-year period. The net loss improved to $10.9 million, or $0.19 per diluted share, versus a net loss of $91.6 million, or $1.62 per diluted share, in the first nine months of last year.

Tower Automotive Reports 2004 Third-Quarter Results — Page 2

     Tower Automotive generated Adjusted EBITDA of approximately $35.4 million in the 2004 third quarter. (A reconciliation of Adjusted EBITDA to net income computed in accordance with GAAP is attached in Table C.) The company incurred capital expenditures of $45.8 million in the quarter and had cash on hand of $145.0 million at September 30, 2004.

Fourth-Quarter and Full-Year 2004 Outlook

     “Looking ahead, we expect the combination of falling launch costs, efficiency gains and accelerating organic revenue growth to lead to improved earnings in the fourth quarter,” said Ligocki.

     Tower Automotive anticipates 2004 fourth-quarter revenues in the range of $830 million to $855 million, with a loss of $0.10 to breakeven per diluted share, excluding restructuring charges. The company expects Adjusted EBITDA of approximately $67 million to $75 million in the 2004 fourth quarter.

     Full-year 2004 revenues are estimated in the range of $3.12 billion to $3.14 billion, up approximately 12 percent from $2.8 billion in 2003. Excluding restructuring charges, divestiture gains and certain non-recurring, non-cash charges, the company expects a loss per diluted share in the range of $0.50 to $0.40 for the full year 2004. The company anticipates full-year 2004 Adjusted EBITDA of between $242 million and $250 million.

Accessing the Conference Call Webcast and PowerPoint Presentation

     A conference call to discuss third-quarter results is scheduled today at 10 a.m. Eastern Time. Investors may access the Webcast and online presentation by logging onto www.towerautomotive.com, selecting “Investors” and clicking on the Webcast icon.

About Tower Automotive

     Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Novi, Mich. Additional company information is available at www.towerautomotive.com.

Tower Automotive Reports 2004 Third-Quarter Results — Page 3

Use of Non-GAAP Financial Information

     In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this release, the company has provided information regarding a non-GAAP financial measure. This measure is “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (Adjusted EBITDA). Adjusted EBITDA is a non-GAAP financial measure the company defines as earnings before interest, taxes, depreciation and amortization, non-cash restructuring and asset impairment charges/income and certain other non-recurring, non-cash charges.

     Management believes that this non-GAAP financial measure is useful to both management and investors in their analysis of the company’s financial position and results of operations. In particular, management believes “Adjusted EBITDA” is useful in analyzing the company’s ability to service and repay its debt. Further, management uses this non-GAAP measure for planning and forecasting in future periods.

     “Adjusted EBITDA” should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as measures of profitability or liquidity. Also, this non-GAAP financial measure, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

     A reconciliation of Adjusted EBITDA to net income, cash flow from operations and the cash flow statement, is included in Table C.

Forward-Looking Statements

     This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

     Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (ix) changes in general economic conditions in the United States and Europe; and (x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Tower Automotive Reports 2004 Third-Quarter Results — Page 4

TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts — unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003 (a)	2004	2003 (a)
Revenues	$722,334	$623,013	$2,286,783	$2,098,770
Cost of sales	689,950	587,167	2,125,040	1,909,952

Gross profit	32,384	35,846	161,743	188,818
Selling, general and administrative expenses	33,503	41,770	102,798	115,581
Restructuring and asset impairment charge	2,020	132,243	(3,283)	147,621

Operating income	(3,139)	(138,167)	62,228	(74,384)
Interest expense, net	36,061	27,268	105,409	62,120
Unrealized gain on derivative	(5,710)	—	(3,860)	—

Income (loss) before provision for income taxes	(33,490)	(165,435)	(39,321)	(136,504)
Provision (benefit) for income taxes	(12,700)	(56,253)	(14,418)	(46,412)

Income (loss) before equity in earnings of joint ventures and minority interest	(20,790)	(109,182)	(24,903)	(90,092)
Equity in earnings of joint ventures, net	2,124	4,393	9,093	8,181
Minority interest, net	(1,552)	(1,070)	(4,779)	(9,730)
Gain on sale of joint venture	—	—	9,732	—

Net income (loss)	$(20,218)	$(105,859)	$(10,857)	$(91,641)

Basic earnings (loss) per common share:	$(0.35)	$(1.87)	$(0.19)	$(1.62)

Weighted average basic shares outstanding	58,293	56,720	57,901	56,490

Diluted earnings (loss) per common share:	$(0.35)	$(1.87)	$(0.19)	$(1.62)

			,
Weighted average diluted shares outstanding	58,293	56,720	57,901	56,490

(a) As previously disclosed in Tower Automotive’s Annual Report on Form 10-K for the year ended December 31, 2003, the statement of operations for the three months ended June 30, 2003 has been restated to record the pension curtailment loss initially recorded in the second quarter of 2003, which should have been recorded in the third quarter of 2003. This restatement decreased reported results by $5.1 million, net of tax, or $0.09 per diluted share. This restatement had no impact on the results of operations for the nine months ended September 30, 2003. (A reconciliation of previously reported results to restated results for the third quarter of 2003 is included in Table B.)

Tower Automotive Reports 2004 Third-Quarter Results — Page 5

TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands — unaudited)

	September 30,	December 31,
Assets	2004	2003
Current assets:
Cash and cash equivalents	$144,980	$160,899
Accounts receivable	380,526	325,599
Inventories	136,967	130,004
Deferred income taxes, net	15,203	20,116
Prepaid tooling and other	149,994	91,662

Total current assets	827,670	728,280

Property, plant and equipment, net	1,168,751	1,055,873
Investments in joint ventures	208,023	248,133
Deferred income taxes	164,413	146,944
Goodwill	497,110	498,663
Other assets, net	160,022	168,516

	$3,025,989	$2,846,409

Liabilities and Stockholders’ Investment
Current liabilities:
Current maturities of long-term debt and capital lease Obligations	$101,811	$99,597
Convertible Subordinated Notes, 5% due 2004	—	199,984
Accounts payable	668,533	556,036
Accrued liabilities	246,810	249,984

Total current liabilities	1,017,154	1,105,601

Long-term debt, net of current maturities	1,232,474	1,060,859
Convertible Senior Debentures	121,636	—
Obligations under capital leases, net of current maturities	35,353	42,798
Other noncurrent liabilities	214,371	223,641

Total noncurrent liabilities	1,603,834	1,327,298

Stockholders’ investment:
Common stock	666	661
Additional paid-in capital	681,055	680,608
Retained deficit	(192,707)	(181,849)
Deferred compensation plans	(7,791)	(9,609)
Accumulated other comprehensive loss	(26,898)	(22,751)
Treasury stock	(49,324)	(53,550)

Total stockholders’ investment	405,001	413,510

	$3,025,989	$2,846,409

Tower Automotive Reports 2004 Third-Quarter Results — Page 6

TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands — unaudited)

	Nine Months Ended September 30,
	2004	2003
OPERATING ACTIVITIES:
Net income (loss)	$(10,857)	$(91,641)
Adjustments required to reconcile net income (loss) to net cash provided by operating activities -
Restructuring and asset impairment charge	(6,276)	145,724
Customer recovery related to program cancellation	—	15,600
Unrealized gain on derivative	(3,860)	—
Depreciation	114,354	119,639
Deferred income tax benefit	(25,199)	(50,259)
Deferred compensation plans	856	—
Gain on sale of JV Investment	(9,732)	—
Equity in earnings of joint ventures, net	(9,093)	(8,181)
Change in working capital and other operating items	(9,886)	9,260

Net cash provided by operating activities	40,307	140,142

INVESTING ACTIVITIES:
Capital expenditures, net	(176,848)	(180,126)
Acquisitions, including joint venture interests, earn out payments and dividends	(21,299)	274
Divestiture of subsidiary	51,700
Other		3,232

Net cash used in investing activities	(146,447)	(176,620)

FINANCING ACTIVITIES:
Proceeds from borrowings	580,037	1,548,797
Repayments of debt	(489,891)	(1,391,411)
Net proceeds from issuance of stock	75	650

Net cash provided by financing activities	90,221	158,036

NET CHANGE IN CASH AND CASH EQUIVALENTS	(15,919)	121,558

CASH AND CASH EQUIVALENTS:
Beginning of period	160,899	13,699

End of period	$144,980	$135,257

Supplemental Cash Flow Information:
Interest Paid, net of amounts capitalized	$92,329	$57,742
Income taxes paid (refunded)	$(1,174)	$(270)

Tower Automotive Reports 2004 Third-Quarter Results — Page 7

TABLE A

Items Impacting the Third Quarter of 2004
($ in thousands, except per share amounts)		Per share
Option mark to market, net of tax	$5,081	$0.08
Restructuring expense, net of tax	(1,333)	(0.02)
Per share impact		$0.06

Items Impacting the Third Quarter of 2003
($ in thousands, except per share amounts)		Per share
Restructuring and asset impairment charge, net of tax	$(87,280)	$(1.54)
Litigation reserves, net of tax	(792)	(0.02)
Per share impact		$(1.56)

TABLE B

Reconciliation of Previously Reported Results
to Restated Results for the Third Quarter of
2003
($ in thousands, except per share amounts)	Actual	Per share
Net loss, as previously reported	$(100,790)	$(1.78)
Less: Pension curtailment loss, net of tax	(5,069)	(0.09)
Restated net loss	$(105,859)	$(1.87)

Tower Automotive Reports 2004 Third-Quarter Results — Page 8

TABLE C

Reconciliation of Adjusted EBITDA to Net Income and Cash Flows
	Actual	Actual
($ in thousands)	Q3 2004	Q3 2003
Adjusted EBITDA	$35,434	$36,045
Less: Interest expense	36,061	27,268
Less: Provision for income taxes	(12,700)	(56,253)
Less: Depreciation expense	38,001	40,533
Less: Non-cash restructuring charge	—	130,356
Plus: Option Mark to Market	5,710	—
Net income (loss)	(20,218)	(105,859)
Adjustments required to reconcile net income (loss) to net cash provided by operating activities -
Restructuring and asset impairment charge	—	130,356
Unrealized gain on derivative	(5,710)	—
Depreciation	38,001	40,533
Deferred income tax benefit	(15,547)	(51,070)
Deferred compensation plans	132	(94)
Equity in earnings of joint ventures, net	(2,124)	(4,393)
Change in working capital and other operating items	15,324	17,593

Net cash provided by operating activities	9,858	27,066

INVESTING ACTIVITIES:
Capital expenditures, net	(45,821)	(81,400)

Net cash used in investing activities	(45,821)	(81,400)
FINANCING ACTIVITIES:
Proceeds from borrowings	3,546	61,369
Repayments of debt	(15,498)	(77,229)
Net proceeds from issuance of stock	10	168

Net cash provided by financing activities	(11,942)	(15,692)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(47,905)	(70,026)

CASH AND CASH EQUIVALENTS:

Beginning of period	$192,885	$205,283

End of period	$144,980	$135,257

Tower Automotive Reports 2004 Third-Quarter Results — Page 9

Reconciliation of Adjusted EBITDA to Net Income
	Forecast	Forecast
($ in thousands)	Q4 2004	2004
Adjusted EBITDA	$72,000	$246,600
Less: Interest expense	36,200	141,600
Less: Provision for income taxes	(1,700)	(16,100)
Less: Depreciation expense	40,800	155,200
Plus: Mark to Market on Option	—	3,900
Plus: Non-cash restructuring charge reversal	—	6,300
Plus: Divestiture gains	—	10,000
Net income	$(3,300)	$(13,900)

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